SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
Cistera Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 975, Dallas, Texas		75252

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(972) 381-4699

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     Cistera Networks, Inc. (the “Company”) has determined the need to restate its historical financial statements for the fiscal year ended March 31, 2007, and for the first quarter of fiscal year 2008. The restatements are required because of errors made in applying the new deferred revenue recognition policy adopted in the third quarter of fiscal year 2007. Under this policy revenues are recognized after installation rather than upon shipment.
     The restatements will not affect reported cash balances or liquidity. The effect on the third quarter of fiscal year 2007 will be a decrease in recognized revenue of $33,452 from $635,323 to $601,871. The effect on total fiscal year 2007 will be a decrease in recognized revenue of $113,481 from $2,046,319 to $1,932,838. The effect on the first quarter of fiscal year 2008 will be an increase in recognized revenue of $50,563 from $629,224 to $679,787.
     In addition, reported cost of goods sold will be restated to maintain proper matching of sales and cost of sales. Cost of goods sold for the third quarter of fiscal year 2007 will decrease by $5,363 from $97,922 to $92,559. Cost of goods sold for total fiscal year 2007 will decrease $3,376 from $316,648 to $313,272. Cost of goods sold for the first quarter of fiscal year 2008 will increase by $53,354 from $86,302 to $139,656.
     The restatements of revenue and cost of goods sold will also affect gross profit and gross profit margins. Gross profit for the third quarter of fiscal year 2007 will decrease $28,089 from $537,401 to $509,312, with no change in the reported gross profit percentage of 84.6%. Gross profit for total fiscal year 2007 will decrease $110,105 from $1,729,671 to $1,619,566, resulting in a decrease in the gross profit percentage from 84.5% to 83.8%. Gross profit for the first quarter of fiscal year 2008 will decrease $2,791 from $542,922 to $540,131. The gross profit percentage for the first quarter of fiscal year 2008 will decrease from 86.3% to 79.5%, reflecting the increase in recognized revenue and the increase in cost of goods sold.
     Rigorous new financial and accounting processes and procedures that have been implemented as a result of the internal review by management in the second quarter of fiscal year 2008 are expected to ensure consistent application of the revenue recognition policy in the future.
     The Company intends to file amended quarterly and annual reports containing the restated financial results with the Securities and Exchange Commission. The restated financial results for the first quarter of fiscal year 2008 and the 10-QSB for the second quarter of fiscal year 2008 will be filed no later than the extended filing date of November 19, 2007. The restated financial results for fiscal year 2007 will be filed shortly thereafter. The company does not intend to file an amended 10-QSB for the third quarter of fiscal year 2007 as the amended 10-KSB will include the restated financial results for the full year. The restatement of financial results will also require the Company to file a new amendment to the pending registration statement the Company previously filed with the Commission.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press Release dated November 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.
Date: November 13, 2007	/s/ Derek Downs
Derek Downs, Chief Executive Officer
and President

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